UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 28, 2014
Date of Report (Date of earliest event reported)

EYES ON THE GO, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-176820	26-2712208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

40 Fulton Street, 24th Floor, New York, NY	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (908) 229-4933

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreements; and

Securities Purchase Agreement and Convertible Promissory Note

On July 24, 2014, Eyes on the Go, Inc., a Delaware corporation, (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with purchaser CHRIS CAREY ADVISORS, LLC (the “Purchaser”).  The Purchaser is controlled by the Company’s Chief Executive Officer (“CEO”), Christopher Carey.  The primary purpose of the transaction is to relieve the Company of debt owed to the Purchaser for services provided to the Company, in exchange for the Company’s delivery of securities of the Company as set forth in the Purchase Agreement.  The transaction is exempt from registration pursuant to Section 4(2) of the Securities Exchange Act of 1934, and Rule 506 promulgated thereunder.

The Purchaser, by entering the Purchase Agreement and a related Convertible Promissory Note (the “Note”) will forgive the original face amount of debt in the amount of $894,923 owed by the Company to the Purchaser, in exchange for Note which provides for interest at the rate of eight (8%) percent per annum and grants the Purchaser the right to convert $744,923 into unregistered common stock of the Company, $0.000001 par value per share (“Common Stock”).  The Note matures on April 24, 2015 (the “Maturity Date”).  At the Purchaser’s election, the Maturity Date may be extended a further nine (9) months.  The original face amount of the Note, together with accrued interest (to the extent not converted into common stock) will be due on the Maturity Date.  The Note also provides for default interest at the rate of fifteen percent (15%) per annum for amounts not timely paid.

The Purchaser will have the right from time to time, and at any time during the term of the Note to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of Common Stock.  Subject to an aggregate limitation on conversion, the number of shares of Common Stock to be issued upon each conversion will be determined on the date of conversion generally with reference to the lower of a (i) fixed price per share of Common Stock, or (ii) the prevailing market price of the Common Stock, discounted by fifteen (15%) percent.  Details of the conversion mechanisms are set forth. The Note contains a “blocker” provision limiting the number of shares of common stock into which the Note is convertible to 4.99% of the outstanding shares of the Company’s common stock.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report, which is incorporated herein by reference, the Company issued a Note to Chris Carey Advisors, LLC (“CCA”), convertible into restricted shares of the Company’s Common Stock, in a transaction pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  CCA is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D of the Securities Act.  The Transaction was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act.  The sale of the Note did not involve a public offering and was made without general solicitation or general advertising.  CCA represented that it was an accredited investor and was acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.  Neither the Notes nor the underlying shares of Common Stock issuable upon the conversion of the Note have been registered under the Securities Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description

4.1	Convertible Promissory Note, dated July 24, 2014

10.1	Securities Purchase Agreement, dated July 24, 2014, between the Company and Chris Carey Advisors, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYES ON THE GO, INC.

Date: July 28, 2014	By:	/s/ Christopher Carey
Name: Christopher Carey
Title: Chief Executive Officer